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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS    EXHIBIT 99.1

                            FIRSTIER FINANCIAL, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                                           , 1996

    The  undersigned hereby appoints              and              , and each of
them, as attorneys and proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote all shares of Common Stock of FirsTier Financial, Inc. ("FirsTier") held of record by the undersigned on
               , 1996, at                      , Omaha, Nebraska, at         .m.
local  time, on                    ,  1996 and at  any and  all postponements or
adjournments thereof, as set forth below.

    PLEASE COMPLETE, DATE AND SIGN THIS PROXY BELOW AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

1. PROPOSAL TO APPROVE THE AGREEMENT OF MERGER AND CONSOLIDATION, dated August 6, 1995 (the "Merger Agreement"), among First Bank System, Inc. ("FBS") and FirsTier, and the transactions contemplated thereby. Pursuant to the Merger Agreement, among other things, FirsTier will be merged with and into FBS, and each issued and outstanding share of the Common Stock, $5.00 par value, of FirsTier, will be exchanged for .8829 share of the Common Stock, $1.25 par value, of FBS.

               / /  FOR           / /  AGAINST           / /  ABSTAIN

                          (CONTINUED ON REVERSE SIDE)
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2.  To  transact such  other business  as may  properly come  before the Special
    Meeting or any adjournment or postponement thereof.

    The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to such Common Stock of FirsTier, and hereby ratifies and confirms all action that said attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.

    Please  sign this card exactly  as your name appears  below. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
                                              Dated: _____________________, 1996
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                                                         Signature(s)